                             1994 AMENDMENT TO

                           CONTRACT FOR SERVICES


     This 1994 Amendment to Contract for Services made as of the _____ day of October, 1994, by and between Multimedia Entertainment, Inc. (f/k/a Multimedia Program Productions, Inc.), a South Carolina corporation, 45 Rockefeller Plaza, 35th Floor, New York, NY 10111 ("Multimedia"), and Phillip J. Donahue, 45 Rockefeller Plaza, 35th Floor, New York, NY 10111 ("Donahue").


                                WITNESSETH


     WHEREAS, Multimedia and Donahue executed a certain Contract for Services dated April 15, 1982 (as heretofore amended, the "Contract"), and

     WHEREAS, the parties have modified and extended the Contract, and

     WHEREAS, the parties now wish to further extend the Contract,

     NOW, THEREFORE, the parties hereto agree as follows:



     1. All terms and definitions in the Contract shall have the same meanings in this Amendment.


     2. Extended Term: The Term of the Contract shall be extended so that, as extended, it shall expire at midnight August 31, 1996. Multimedia and
Donahue shall,   [DELETION]*           , enter into discussions concerning the
continuation of programming by Multimedia and Donahue with a view toward an
agreement being entered into         [DELETION]*         .


     3. Number of Programs: Donahue agrees that, during the period from September 1, 1995 to August 31, 1996, he will perform Services for the Program for a minimum of thirty-eight (38) weeks of first-run, daily, Monday through Friday, Shows. This will result in a total of at least one hundred and ninety
(190) first-run episodes of the Program being produced during that period.


     4. Additional Cash Compensation: In addition to other compensation payable to Donahue under the Contract, Multimedia agrees that it will make the following cash payments to Donahue:

* The deleted material is deemed confidential commercial or financial information by Multimedia, Inc. and has been filed separately with the United States Securities and Exchange Commission.

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                                [DELETION]*





     5.







                                [DELETION]*







     6. Stock Options: In addition to any other compensation, including the compensation described above for Donahue's services under the Contract, Multimedia agrees that it will undertake to seek approval of its parent company, Multimedia, Inc., (the "Parent") to grant to Donahue an option to acquire an aggregate of 50,000 shares of the Parent's Common Stock, par value $0.10 per share, at the fair market value of such shares as of the date of the execution of this Agreement, on the terms and conditions set forth in that certain letter attached hereto as Exhibit "A".


     7.   Indemnities:

          Multimedia shall at all times indemnify and hold harmless Donahue, his employees, agents, heirs or assigns against and from any and all claims, damages, liabilities, costs and expenses, including reasonable counsel fees, arising out of the preparation, production, rehearsal, existence, advertising, promotion, sale or broadcast of the Program or any commercial announcement (or in-show trailer, promotional announcement, courtesy announcement, billboard or lead-in) in any way related to the Program. This indemnity shall survive

* The deleted material is deemed confidential commercial or financial information by Multimedia, Inc. and has been filed separately with the United States Securities and Exchange Commission.

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expiration or termination of this agreement for any reason and shall cover all occurrences and claims made that are related to the Program in any way and are asserted at any time. This indemnity shall apply regardless of the negligence of the parties hereto. Multimedia shall obtain and maintain insurance naming Donahue as an additional insured that provides coverage for all risks associated with the preparation, rehearsal, production, advertising, promotion, sale and broadcast of the Program and the risks assumed in this indemnity by Multimedia in the amounts carried by Multimedia
[DELETION]*
                                                 with the present carriers, or
with such substitute carriers as are acceptable to the parties. This indemnity shall not apply to any negligent or malicious act in the Program done pursuant to a script furnished by Donahue, that is performed by Donahue after Multimedia has disapproved and objected to the use of such material in a writing delivered to Donahue and signed by an officer of Multimedia.


     8. E&O Insurance: Multimedia agrees that it will add Donahue as an additional insured to its Errors & Omissions ("E&O") insurance policy covering the Program and will provide Donahue with a certificate evidencing same.


     9. In all other particulars and respects, the Contract, as previously amended and extended, shall remain in full force and effect and be fully binding upon inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.



     IN WITNESS WHEREOF, the parties hereto have caused this 1994 Amendment to Contract for Services to be executed as of the day and year first above written.


WITNESSES:                              MULTIMEDIA ENTERTAINMENT, INC.

/s/ Paula Rosaforte                     By:   /s/ Robert L. Turner
- - - ------------------------------------          ------------------------------
                                        Title: President
- - - ------------------------------------          ------------------------------

WITNESSES:

/s/ Sally Pomeroy                       /s/ Phillip J. Donahue
- - - ------------------------------------    ------------------------------------
                                                  Phillip J. Donahue
- - - ------------------------------------

* The deleted material is deemed confidential commercial or financial information by Multimedia, Inc. and has been filed separately with the United States Securities and Exchange Commission.

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                                EXHIBIT "A"


          [NOTE: STOCK OPTION LETTER TO BE ISSUED BY GREENVILLE]


October 11, 1994



Mr. Phillip J. Donahue
300 Central Park West, Apt. 22G
New York, New York 10024

Dear Mr. Donahue:

In accordance with the action of the Board of Directors of Multimedia, Inc., a South Carolina corporation (the "Company"), because you are an independent contractor essential to the growth and success of the Phil Donahue show and in order to encourage your continued interest in the success of the Company, to which the Phil Donahue show has made and will continue to make a significant contribution, the Company hereby grants you an option to purchase an aggregate of 50,000 shares of the common stock of the Company, par value $0.10 per share, upon the following terms and conditions:

     1.   The purchase price shall be $29.50 per share.

     2.   This option is exercisable pursuant to the following schedule:

          136.6120218 shares shall become exercisable on each calendar day between September 1, 1995, and August 31, 1996 (inclusive).

In no event, however, shall any portion of this option be exercisable subsequent to September 30, 2004, or for fractional shares. Once an installment becomes exercisable, it may be exercised at any time in whole or in part until the expiration or termination of this option.

This option is non-assignable and non-transferable, except by will or the laws of descent and distribution. It may be exercised during your life only by you, and within one year after your death it may be exercised by your personal representative. At the time of each exercise of this option you or the person or persons exercising the option will, if requested by the Company, give assurances that the shares are being purchased for investment and not with a view to resale or distribution and such other assurances as may be desirable, and/or the certificate(s) for the shares so acquired shall bear a legend, to assure compliance with all applicable legal requirements, all such assurances and any such legend to be satisfactory to the Company's counsel.

     3. In the event that you cease to be affiliated with the Phil Donahue show while produced by the Company or one of its subsidiaries or a comparable consistent major production produced by the Company or one of its subsidiaries for any reason (including without limitation retirement, termination or non-renewal of the contract in effect immediately prior to such event between you and the Company or any of its subsidiaries, death or permanent and total disa-bility), any portion of this option which, on the date of such cessation, was not exercisable shall immediately terminate and be of no further force and effect.

     4. In the event that during your lifetime you cease to be affiliated with the Phil Donahue show while produced by the Company or one of its subsidiaries or a comparable consistent major production produced by the Company or one of its subsidiaries for any reason, including retirement or termination or non-renewal of the contract in effect immediately prior to such event between you and the Company or any of its subsidiaries (but not including death or permanent and total disability within the meaning of the first sentence of Section 22(e)(3) of the Internal Revenue Code), this option may be exercised within a period of two years from the date on which you cease to be so affiliated, but in no event after the expiration of the fixed term of this option and only for up to the number of whole shares for which this option could have been exercised at the time you ceased to be so affiliated. If you shall die while affiliated with the Phil Donahue show while produced by the Company or one of its subsidiaries or a comparable consistent major production produced by the Company or one of its subsidiaries or if you shall have ceased your affiliation by reason of having become permanently and totally disabled within the meaning of the first sentence of Section 22(e)(3) of the Internal Revenue Code, this option may be exercised by you or your personal representative during a period not exceeding one year after the date of termination of your affilia-tion (but no later than the end of the fixed term of this option) for up to the number of whole shares for which this option could have been exercised at the time you ceased to be so affiliated.

     5. This option may be exercised only by delivering written notice of such exercise to the Company and tendering to the Company payment in full in cash for the shares for which this option is exercised. The Company will not be under obligation to issue or deliver any stock unless and until all legal matters in connection with the issuance and delivery of the stock have been approved by the Company's counsel, including, if applicable, a notation on your stock certificate that such shares are not registered and may be sold only in compliance with applicable federal and state securities law. You shall have the rights of a stockholder only as to stock the certificates for which have been actually issued to you.

     6. In the event of a stock dividend, recapitalization, merger, reorganization, consolidation, stock split-up, stock consolidation or any other change in the characteristics of the shares of common stock of the Company, the shares subject to this option and the per share exercise price shall be correspondingly increased, diminished or changed, so that by exercise of this option you shall receive, without change in aggregate purchase price, securities, as so increased, diminished or changed, comparable to the securities which you would have received if you had exercised this option prior to such event and had continued to hold the common stock so purchased until affected by such event. Adjustments under this paragraph shall be made by the board of directors of the Company, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

     7. Notwithstanding the first sentence of Section 2 hereof to the contrary, upon the occurrence of a change in control, this option, to the extent it has not terminated, shall become immediately exercisable in full. For the purposes hereof, a change in control shall be deemed to have occurred if: (i) a tender offer shall have been made and consummated for the ownership of more than 50% of the outstanding voting securities of the Company; (ii) the Company shall have been merged or consolidated with another corporation and as a result of such merger or consolidation less than 50% of the outstanding voting securities of the surviving or resulting corporation shall be benefi-cially owned in the aggregate by the former shareholders of the Company as the same shall have existed immediately prior to such merger or consolidation;
(iii) the Company shall have sold all or substantially all of its assets to another corporation which is not a wholly-owned subsidiary of the Company and less than 50% of the outstanding voting stock of such corporation is benefi-cially owned in the aggregate by the persons who were the stockholders of the Company immediately prior to such sale; or (iv) a person within the meaning of
Section 13(d) or 14(d)(2) (as in effect on the date hereof) of the Securities Exchange Act of 1934, as amended, shall have acquired, subsequent to the date hereof, beneficial ownership of more than 50% of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record). For purposes of this paragraph, beneficial ownership of voting securities shall mean beneficial ownership as determined by applying the provisions of Rule 13d-3, as in effect on the date hereof, pursuant to the Securities Exchange Act of 1934, as amended.

     8. In the case of the exercise of this option by a person or estate acquiring the right to exercise this option by bequest or inheritance, the board of directors of the Company may require reasonable evidence as to the ownership of this option and may require such consents and releases of taxing authorities as it may deem advisable.

Very truly yours,

MULTIMEDIA, INC.

By:SIGNATURE OF DONALD D. SBARRA APPEARS HERE
   ------------------------------------------

I hereby accept the within stock option.

Dated at _________________________, ________ as of the ______ day of

_______________________, 1994.


__________________________________
Phillip J. Donahue